EXHIBIT 23.1

                         HYPERMEDIA COMMUNICATIONS, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-67172) of HyperMedia Communications, Inc. of our report dated February 2, 1999, except for Note 11 which is as of March 16, 1999, appearing on page 32 of this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California
March 29, 1999